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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Chesapeake Energy Corporation on Form S-8 (File Nos. 33-84256, 33-84258, 33-89282, 33-88196, 333-27525, 333-07255 and 333-48585) and Form S-3 (File Nos.
333-04027 and 333-12533) of our report dated March 20, 1998, on our audits of the consolidated financial statements of Chesapeake Energy Corporation as of December 31, 1997 and for the six month period then ended, and as of June 30, 1997 and 1996 and for the years then ended, which report is included in this Form 8-K.


                                            /s/ COOPERS & LYBRAND L.L.P.
                                         ----------------------------------
                                                COOPERS & LYBRAND L.L.P.

Oklahoma City, Oklahoma
March 24, 1998